REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of Miller/Howard
Funds Trust:

In planning and performing our audits of the financial
statements of the Miller/Howard Funds Trust, including
Miller/Howard Income Equity Fund and Miller/Howard Drill
Bit to Burner Tip(r) Fund (collectively, the "Funds"),
as of and for the year ended October 31, 2017, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds' internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Funds' internal
control over financial reporting. Accordingly, we
express no such opinion.

The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and related
costs of controls. A fund's internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles. A fund's
internal control over financial reporting includes
those policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide
reasonable assurance that transactions are recorded
as necessary to permit preparation of financial
statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use, or disposition
of a fund's assets that could have a material effect on
the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the
degree of compliance with the policies or procedures may
deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
fund's annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be material
weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted
no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for
safeguarding securities that we consider to be a material
weakness, as defined above, as of October 31, 2017.

This report is intended solely for the information and use
of management and the Board of Trustees of Miller/Howard Funds
Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

Deloitte & Touche LLP

Milwaukee, Wisconsin
December 19, 2017